FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT OF June 28, 2018
University of Virginia Licensing & Ventures Group – Pear Therapeutics (US), Inc.
This First Amendment (“First Amendment”) is made effective this [day] day of [month], 2022 (“First Amendment Date”) by and between the University of Virginia Patent Foundation d/b/a University of Virginia Licensing & Ventures Group (“UVA LVG”), a Virginia non-profit corporation having a principal place of business at 722 Preston Avenue, Suite 107, Charlottesville, Virginia 22903, and Pear Therapeutics, Inc. n/k/a Pear Therapeutics (US), Inc., (“Pear”), a Delaware for-profit corporation with offices at 200 State Street, 13th Floor, Boston, MA 02109 (each a “Party”, and collectively the “Parties”).
WITNESSETH
WHEREAS, UVA LVG and BeHealth Solutions, LLC (“BeHealth”) entered into an Exclusive License Agreement dated April 1, 2011, previously amended on March 19, 2015 (collectively the “Prior Agreement”);
WHEREAS, UVA LVG and BeHealth previously agreed to supersede the Prior Agreement with an amended and reinstated license agreement, dated June 28, 2018, related to the UVA LVG Tech ID RITTERBAND-SHUTI (“SHUTI Amended and Restated Agreement”);
WHEREAS, as part of the Assignment, License & Services Agreement effective as of March 24, 2018, by and between BeHealth and Pear, BeHealth transferred to Pear, among other things, all of BeHealth’s rights and obligations under the SHUTI Amended and Restated Agreement;
    WHEREAS, the Parties agree to amend the SHUTI Amended and Restated Agreement to revise and update certain provisions in accordance with the terms and conditions set forth below; and
NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants set forth below, the Parties hereto agree as follows:
AMENDMENT
1.Section 5.3 of the SHUTI Amended and Restated Agreement shall be amended as follows:
The fifth sentence of Section 5.3 which states, “Any amounts due hereunder which are unpaid thirty (30) days after the end of the calendar quarter shall bear simple interest accrued at the annual rate of twelve percent (12%).” is replaced with the sentence, “Any amounts due hereunder which are unpaid sixty (60) days after the end of the calendar quarter shall bear simple interest accrued at the annual rate of twelve percent (12%).”
2.All other terms and conditions of the Agreement remain in full force and effect for the term of the Agreement.
3.All terms capitalized herein maintain their definition as set forth in the Agreement.
(The Balance of This Page Intentionally Left Blank – Signature Page to Follow)

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be duly executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the First Amendment Date.
    The undersigned verify that they have the authority to bind to this First Amendment the party on behalf of which they are executing below.

University of Virginia Patent Foundation d/b/a University of Virginia Licensing & Ventures Group		Pear Therapeutics (US), Inc.
By:	/s/ Richard W. Chylla	By:	/s/ Corey McCann
	Richard W. Chylla Executive Director		Corey McCann, MD, PhD President & CEO
Date:	12/8/2022	Date:	12/8/2022

By:	/s/ Peter M. Grant, II
Peter M. Grant, II Chair, Board of Directors
Date:	12/8/2022

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